                                                                 EXHIBIT 10.1.3

                            HERITAGE OPERATING, L.P.

                      THIRD AMENDMENT TO CREDIT AGREEMENT

     This Third Amendment to Credit Agreement, dated as of September 30, 1997, is among Heritage Operating, L.P., a Delaware limited partnership (the "Company"), the Banks party hereto, BankBoston, N.A. (formerly known as The First National Bank of Boston), as administrative agent (the "Administrative Agent") for itself and the other Banks, and Bank of Oklahoma, National Association, as documentation agent (the "Documentation Agent") for itself and the other Banks. The parties agree as follows:

1.  Reference to Credit Agreement; Background.

     1.1. Reference to Credit Agreement; Definitions. Reference is made to the Credit agreement dated as of June 25, 1996, as amended by the First Amendment to Credit Agreement dated as of July 25, 1996 and the Second Amendment to Credit Agreement dated as of February 28, 1997 (as so amended, the "Credit Agreement"), among the Company, the Banks from time to time party thereto, the Administrative Agent and the Documentation Agent. The Credit Agreement, as amended by the amendments set forth in Section 2 hereof (the "Amendment"), is referred to as the "Amended Credit Agreement." Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     1.2. Background. The Company and the Banks desire that Mercantile Bank National Association ("Mercantile") become a Bank party to the Credit Agreement with a Commitment of $10,000,000 and that the Maximum Amount of Acquisition Credit be increased from a total of $25,000,000 to a total of $35,000,000. In addition, the Company has requested that the Banks consent to a number of amendments of the Credit Agreement, as set forth in Section 2 hereof.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof and in reliance upon the representations and warranties set forth or incorporated by reference in Section 3 hereof, the Credit Agreement is amended as follows, effective as of September 30, 1997 (the "Amendment Closing Date".

     2.1. Section 1.1 of the Credit Agreement is amended by amending the definition of "Applicable Commitment Fee Percentage" to read in its entirety as follows:

          "Applicable Commitment Fee Percentage" means, with respect to any Margin Period, (i) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was equal to or greater than 4 to 1, .50% or (ii) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was less than 4 to 1, .375%. Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7A.1(i) are not delivered within the time periods specified in Section

     7A.1(i), the Applicable Commitment Fee Percentage shall be .50% until the date such statements are delivered.


     2.2. Section 1.1 of the Credit Agreement is further amended by amending the definition of "Applicable Margin" to read in its entirety as follows:

          "Applicable Margin". With respect to any Eurodollar Loan or with respect to any Base Rate Loan for any Margin Period, the rate of interest per annum determined as set forth below:

               (a) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was less than 3.75 to 1, the Applicable Margin will be 1.00% for Eurodollar Loans and zero for Base Rate Loans;

               (b) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was equal to or greater than 3.75 to 1 but less than 4.00 to 1, the Applicable Margin will be 1.25% for Eurodollar Loans and zero for Base Rate Loans;

               (c) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was equal to or greater than 4.00 to 1 but less than 4.50 to 1, the Applicable Margin will be 1.375% for Eurodollar Loans and zero for Base Rate Loans;

               (d) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was equal to or greater than 4.50 to 1 but less than 4.75 to 1, the Applicable Margin will be 1.625% for Eurodollar Loans and .125% for Base Rate Loans; and

               (e) if the Leverage Ratio on the last day preceding the commencement of such Margin Period was equal to or greater than 4.75 to 1, the Applicable Margin will be 1.875% for Eurodollar Loans and .25% for Base Rate Loans.

          Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7A.1(i) are not delivered with the time periods specified in Section 7A.1(i), the Applicable Margin shall be the Applicable Margin set forth in clause (e) above until the date such statements are delivered.

     2.3. Section 1.1 of the Credit Agreement is further amended by amending the definition of "Final Maturity Date" to read in its entirety as follows:

          "Final Maturity Date" means (i) with respect to the Working Capital Loan, June 30, 2000, and (ii) with respect to the Acquisition Loan, June 30, 2002.

     2.4 Section 1.1 of the Credit Agreement is further amended by adding thereto, in appropriate alphabetical order, a definition of the term "HHI Acquisition Note" reading in its entirety as follows:

          "HHI Acquisition Notes" shall mean those certain promissory notes from Heritage payable to the order of the Banks as more particularly described and defined in the Letter Agreement among Heritage, the Banks and the Agents dated as of September 30, 1997, and any credit agreement among Heritage, the Banks and the Agents as contemplated by paragraph (ii) of such Letter Agreement.

     2.5. Section 1.1 of the Credit Agreement is further amended to amend the definition of "Loan Documents" to read in its entirety as follows:

          "Loan Documents" means this Agreement, the Intercreditor Agreement, the Administrative Agent Fee Letter, the Documentation Agent Fee Letter, the Security Documents and the HHI Acquisition Notes and each agreement of Heritage governing or securing the HHI Acquisition Notes.

     2.6 Section 1.1 of the Credit Agreement is further amended by amending the definition of "Margin Period" to read in its entirety as follows:

          "Margin Period" means each period commencing on (and including) the first day of any fiscal quarter of the Borrower and ending on (and including) the earlier of (i) the last day of such fiscal quarter of the Borrower or (ii) in the case of the Acquisition Facility, the Acquisition Conversion Date or, in the case of the Working Capital Facility, the Final Maturity Date with respect to the Working Capital Loans.

     2.7 Section 1.1 of the Credit Agreement is further amended by adding thereto, in appropriate alphabetical order, a definition of the term "Mercantile" reading in its entirety as follows:

          "Mercantile" means Mercantile Bank National Association.

     2.8 Section 2.1.1 of the Credit Agreement is amended by deleting the date "December 31, 1998" and replacing it with the date "December 31, 1999".

     2.9. Section 2.1.2 of the Credit Agreement is amended to read in its entirety as follows:

          2.1.2 Maximum Amount of Acquisition Credit. The term "Maximum Amount of Acquisition Credit" means, on any date on or prior to the Acquisition Conversion Date, the remainder of (x) the lesser of (a) $35,000,000 or (b) the aggregate Acquisition Loan Commitments described in Section 10.1, as amended from time to time, minus (y) the aggregate outstanding principal amount of the HHI Acquisition Notes from time to time, or such lesser amount as the Borrower may specify from time to time by notice from the Borrower to the Administrative Agent and, after the Acquisition Conversion Date, zero.

     2.10. Section 2.1.3 of the Credit Agreement is amended by amending the first sentence thereof to read in its entirety as follows:

     The Borrower may from time to time request a loan under Section 2.1.1 by providing to the Administrative Agent either a notice in writing (with a copy to each Bank) or telephone notice promptly confirmed in writing (with a copy to each Bank).

     2.11. Section 2.1.3 of the Credit Agreement is further amended by amending subclause (iii) thereof to read in its entirety as follows:

          "(iii) a full and complete copy of Borrower's internal acquisition or capital expenditure model (in general form, content and detail as utilized by the General Partner or its Affiliates for similar acquisitions or capital expenditures prior to the Initial Closing Date), and, in the case of borrowings hereunder relating to acquisitions or capital expenditures costing in excess of $1,000,000 and in each other case in which the Required Banks shall so request, calculations demonstrating Borrower's continued compliance with the financial ratios of Section 7B.1(i) and (ii) hereof as of and following the closing of such proposed acquisition or capital expenditure (utilizing, for the purpose of such demonstration, and subject to the calculation of Consolidated EBITDA resulting from such proposed Asset Acquisition, including adjustments permitted thereby, the financial statements of the Borrower and of the acquired business or asset for the most recent period of twelve consecutive months (as opposed to the immediately preceding four full fiscal quarters) for which such statements are available), and ".

     2.12. Section 2.2.3 of the Credit Agreement is amended by amending the first sentence thereof to read in its entirety as follows:

     The Borrower may from time to time request a loan under Section 2.2.1 by providing to the Administrative Agent either a notice in writing (with a copy to each Bank) or telephonic notice promptly confirmed in writing (with a copy to each Bank).

     2.13. Section 2.4.1 of the Credit Agreement is amended to read in its entirety as follows:

          2.4.1. Acquisition Loan. The Borrower will apply the proceeds of the Acquisition Loan solely to finance acquisitions permitted pursuant to
     Section 2.1 and to finance capital expenditures for additions or improvements to the assets of the Borrower (as distinguished from maintenance capital expenditures).

     2.14. Section 2.4.2 of the Credit Agreement is amended to read in its entirety as follows:

          2.4.2. Working Capital Loan. The Borrower will apply the proceeds of the Working Capital Loan for working capital and other lawful purposes of the Borrower and its Subsidiaries; provided, however, that at no time shall more than $500,000 of the outstanding principal amount of the Working Capital Loan have been applied to the purposes of financing acquisitions permitted pursuant to Section 2.1 and/or capital expenditures for additions or improvements to the assets of the Borrower (as distinguished from maintenance capital expenditures).

     2.15. Section 3.2.3 of the Credit Agreement is amended by amending subclause (ii) thereof to read in its entirety as follows:

          (ii) no more than a total of six Eurodollar Pricing Options shall be outstanding at any one time with respect to the Loans;

     2.16. Section 3.3 of the Credit Agreement is amended to read in its entirety as follows:

          3.3 Commitment Fees.

               3.3.1 Acquisition Financing Facility. In consideration of the Banks' Commitments to make the extensions of credit provided for in
          Section 2.1, while such commitments are outstanding, the Borrower will pay to the Administrative Agent for the account of the Banks in accordance with the Banks' respective Percentage Interests, within five (5) Banking Days following the end of each fiscal quarter of the Borrower prior to the Acquisition Conversion Date and on the Acquisition Conversion Date, an amount equal to interest computed at the rate per annum equal to the Applicable Commitment Fee Percentage multiplied by the amount by which (a) the average daily Maximum Amount of Acquisition Credit during the Margin Period or portion thereof ending on the last day of such fiscal quarter or the Acquisition Conversion Date exceeded (b) the average daily Acquisition Loan during such Margin Period or portion thereof.

               3.3.2 Working Capital Facility. In consideration of the Banks' commitments to make the extensions of credit provided for in Section
          2.2 while such commitments are outstanding, the Borrower will pay to the Administrative Agent for the account of the Banks in accordance with the Banks' respective Percentage Interests, within five (5) Banking Days following the end of each fiscal quarter of the Borrower and on the Final Maturity Date with respect to the Working Capital Loan, an amount equal to interest computed at the rate per annum equal to the Applicable Commitment Fee Percentage multiplied by the amount by which (a) the average daily Maximum Amount of Working Capital Credit during the Margin Period or portion thereof ending on the last day of such fiscal quarter or such Final Maturity Date exceeded (b) the average daily Working Capital Loan during such Margin Period or portion thereof.

     2.17. Section 10.1 of the Credit Agreement is amended to read in its entirety as follows:

          10.1 Interests in Loans/Commitments. The percentage interest of each Bank in the Loans and Letters of Credit, and the Commitments, shall be computed based on the maximum principal amount for each Bank as follows:



                     Maximum         Maximum
                   Acquisition       Working        Maximum
                       Loan        Capital Loan   Commitment    Percentage
Bank               Commitments     Commitments      Amounts     Interests
----               -----------     -----------      -------     ---------
BOk                $14,000,000     $ 6,000,000     $20,000,000      40%
Bank of Boston      14,000,000       6,000,000      20,000,000      40%
Mercantile           7,000,000       3,000,000      10,000,000      20%
                   -----------     -----------     -----------     ----
TOTAL              $35,000,000     $15,000,000     $50,000,000     100%


          The foregoing percentage interests, as from time to time in effect and reflected in the Register, are referred to as the "Percentage Interests" with respect to all or any portion of the Loans and Letters of Credit, and the Commitments.

3. Representations and Warranties. In order to induce the Banks to enter into this Amendment, the Company represents and warrants to each of the Banks that:

     3.1. No Legal Obstacle to Agreements. Neither the execution and delivery of this Amendment or any other Loan Document, nor the making of any borrowing under the Amended Credit Agreement, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Collateral, nor the consummation of any transaction referred to in or contemplated by this Amendment, the Amended Credit Agreement or any other Loan Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Amendment, the Amended Credit Agreement or any other Loan Document, has constituted or resulted in or will constitute or result in:

          (a) any breach or termination of the provisions of any agreements, instrument, deed or lease to which the Company is a party or by which it is bound, or of the Partnership Agreement of the Company;

          (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company;

          (c) The creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Collateral which secure the Credit Obligations and Liens permitted by Section 7B.3 of the Amended Credit Agreement) upon any of the assets of the Company; or

          (d) any redemption, retirement or other repurchase obligation of the Company under the Partnership Agreement or other agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Amendment, the performance of this Amendment, the Amended Credit Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing under the Amended Credit Agreement, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Collateral.

     3.2. Defaults. Immediately after giving effect to this Amendment, no default shall exist.

     3.3. Incorporation of Representations and Warranties of Company. Immediately after giving effect to this Amendment, the representations and warranties set forth in Article VIII of the Amended Credit Agreement will be true and correct as if originally made on and as of the Amendment Closing Date (except to the extent of any representation or warranty which refers to a specific earlier date).

4.   Conditions. The effectiveness of each of the amendments set forth in
Section 2 hereof shall be subject to the satisfaction of the following conditions:

     4.1. Officer's Certificate. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Amendment Closing Date with the same force and effect as though originally made on and as of the Amendment Closing Date; immediately after giving effect to such amendments, no Default shall exist; no Material Adverse Change shall have occurred since August 31, 1996; and the Company shall have furnished to the Administrative Agent on behalf of the Banks on or before the Amendment Closing Date a certificate to these effects signed by a Financial Officer of the Company.

     4.2. Replacement Notes. The Company shall have executed and delivered to the Administrative Agent for delivery to each of the Banks replacement Acquisition Notes and Working Capital Notes in the amount of each Bank's Percentage Interest in the Maximum Amount of Acquisition Credit and the Maximum Amount of Working Capital Credit, respectively.

     4.3. Legal Opinion. The Administrative Agent shall have received from the Company's counsel, Doerner, Sanders, Daniel & Anderson, their favorable written opinion addressed to the Agents and the Banks with respect to this Amendment and the Amended Credit Agreement, satisfactory in form and substance to the Agents and their counsel.

     4.4. Fees. The Company shall have paid to each of the Administrative Agent and Mercantile Bank the fees relating to this Amendment set forth in separate side letters from the Company to the Administrative Agent and Mercantile Bank, respectively, dated the date hereof.

     4.5. Proper Proceedings. All proper proceedings shall have been taken by the Company to authorize this Amendment, the Amended Credit Agreement and the transactions contemplated hereby and thereby. On or before the Amendment Closing Date, the Agents shall have received copies of all documents, including legal opinions of counsel and records of corporate proceedings which the Agents may have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

     4.6. Execution and Delivery. Each of the Company and the Banks shall have executed and delivered this Amendment.

5.  Assignment and Acceptance.

     5.1. Assignment of Acquisition Loan. Each of BOk and Bank of Boston (each sometimes hereinafter referred to as an "Assignor") hereby sells and assigns to Mercantile (sometimes hereinafter referred to as the "Assignee"), and the Assignee hereby purchases from each Assignor, a twenty percent (20%) interest in and to all of each Assignor's percentage interest in the Acquisition Loan outstanding on September 30, 1997 (the "Acquisition Date"), together with such percentage interest in all unpaid interest with respect to the Acquisition Loan accruing on and after the Acquisition Date.

     5.2. Assignment of Working Capital Loan. Each Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from each Assignor, a twenty percent (20%) interest in and to all of each Assignor's interests, rights and obligations under the Working Capital Facility established under Section 2.2 of the Credit Agreement effective as of the Assignment Date, including without limitation such percentage interest in the Working Capital Loan outstanding on the Assignment Date and a participation in such percentage interest in the Letters of Credit outstanding on the Assignment Date, together with such percentage interest in all unpaid interest with respect to the Working Capital Loan accruing on and after the Acquisition Date and all fees with respect thereto arising under Sections 3.3.2 and 3.4 of the Credit Agreement accruing on and after the Assignment Date.

     5.3 Payment for Loans. On the Acquisition Date the Assignee shall pay to each Assignor in immediately available funds an amount equal to the sum of the portions of the Acquisition Loan and the Working Capital Loan assigned hereunder to the Assignee by such Assignor.

     5.4. Assignor's Representations and Warranties. Each Assignor:

          (a) represents that as of the date hereof, the outstanding principal balance of its portion of the Acquisition Loan is $__________;

          (b) represents that as of the date hereof, its Commitment allocable to the Working Capital Facility is $7,500,000, the outstanding principal balance of its portion of the Working Capital Loan is $________, and the outstanding balance of its participation in the Letters of Credit is $_________;

          (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connections with the Amended Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

          (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance of any of the obligations of the Company under the Credit Agreement, any of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

5.5.  Assignee's Representations, Warranties and Agreements.  The Assignee:

          (a) represents and warrants that it is legally authorized to enter into this Amendment and the Amended Credit Agreement;

          (b) confirms that it has received a copy of the Credit Agreement, the prior amendments thereto and certain other Loan Documents it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7A.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter this Amendment and the Amended Credit Agreement;

          (c) agrees that it will, independently and without reliance upon the Agents, the Assignors or any other Person which has become a Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement and the other Loan Documents;

          (d) agrees that it will be bound by the provisions of the Amended Credit Agreement and the other Loan Documents and will perform in accordance with their terms all the obligations which are required to be performed by it as a Bank; and

          (e) agrees to appoint and authorize the Agents to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto.

     5.6 Assignee Party to Credit Agreement; Assignor Release of Obligations. From and after the Assignment Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Amendment, have the rights and obligations of a Bank thereunder and under the Loan Documents and (b) each Assignor shall, to the extent provided in this Section 5, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     5.7. Notice Address. For the purpose of Section 12.1 of the Credit Agreement the initial notice address of Mercantile shall be as follows:

                           Mercantile Bank National Association
                           721 Locust Street
                           Tram 12-3
                           St. Louis, Missouri 63101
                           Attn:  John Holland
                           Fax:  (314) 418-8430

6. Intercreditor Agreement. The Company confirms that it has reviewed and approved the terms of the Intercreditor Agreement, including without limitation the setoff sharing provisions set forth in Section 13(c) thereof. The Company agrees that any setoffs shared under the terms of the Intercreditor Agreement with the Purchasers of the Private Placement Notes, to the extent of the portions so shared, will not be deemed to pay down the Loan.

7. Further Assurances. The Company will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Agents deem necessary or advisable to carry out the intent and purposes of this Amendment and the Amended Credit Agreement.

8. General. The Amended Credit Agreement and all of the other Loan Documents are each confirmed as being in full force and effect. This Amendment, the Amended Credit Agreement and the other Loan Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Amendment and the Amended Credit Agreement is a Loan Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. This Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Oklahoma.

     Each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                                      HERITAGE OPERATING, L.P., a
                                       Delaware limited partnership

                                      By: Heritage Holdings, Inc., a Delaware
                                          corporation, general partner

                                      By  /s/ H. Michael Krimbill
                                          --------------------------------------
                                          H. Michael Krimbill, Vice President
                                          and Chief Financial Officer

                                      BANKBOSTON, N.A., individually and as
                                       Administrative Agent for the Lenders

                                      By  /s/ H. Louis Bailey
                                          --------------------------------------
                                          Authorized Officer

                                      BANK OF OKLAHOMA, NATIONAL
                                       ASSOCIATION, individually and as
                                       Documentation Agent

                                      By  /s/ Denise L. Maltby
                                          --------------------------------------
                                          Authorized Officer

                                      MERCANTILE BANK NATIONAL
                                       ASSOCIATION

                                      By  /s/ John Holland
                                          --------------------------------------
                                          John Holland, Vice President